PROJECT CO-DEVELOPMENT AGREEMENT

Between

Clean Solution Technologies and SRC Global Inc.

This Agreement, effective June 15, 2023, is by and between Clean Solutions Technologies, dba Energy Intelligence Center LLC (dba Clean Solution Technologies; "CST"), a Wyoming corporation, located at 831 W North Ave., Pittsburgh, PA 15233 and SRC Global Inc. a Pennsylvania corporation, located at 209 Excalibur Drive, Newtown Square, PA 19073 ("SRC") for the development of solar photovoltaic ("PV") projects in Schools. CST and SRC are hereinafter referred to individually as "party" and collectively as "Parties".

RECITALS

WHEREAS, CST is engaged in the provision of clean technology services;

WHEREAS, CST has excellent relationships with school districts ("SDs"):

WHEREAS, SRC is engaged in providing a wide range of services for development and installation of solar PV projects;

WHEREAS, the Parties mutually agree that collaboration among the Parties can lead to a mutually beneficial relationship;

AGREEMENT

In consideration of the mutual promises, performances and covenants as set out herein, the Parties agree as follows:

I. ENGAGEMENT OF SRC

CST hereby engages SRC as a subcontractor to provide a range of services related to design, development, permitting, financing, equipment procurement, and installation services for solar projects in schools.

II. RESPONSIBILITIES OF CST

CST shall be responsible for:

a. Identifying potential SD clients interested in installing solar PV systems.

b. Arranging meetings with the appropriate decision-makers

c. Maintaining continuing contact with SD throughout the project development process.

d. Signing a Power Purchase Agreement (PPA) with the SD if the SD does not want to own and operate the solar project or signing a Project Development Agreement with the SD to design and build the solar project if the SD want to own and operate the solar project.

e. Executing a Financing Agreement with a Financing Partner.

f. Being responsible for all project revenues and expenses associated with the solar project.

III. SERVICES PROVIDED BY SRC

SRC shall provide the following services to CST:

a. Preparing a presentation on solar project development options and participating in meetings with the SDs.

b. Assisting CST in preparing the proposal for the solar project development at the SD.

c. Assisting in site acquisition if the site is not owned by the SD.

d. Preparing the preliminary site layout (rooftop or land-based), one-line diagram, utility interconnection application.

e. Conducting critical issues analysis

f. Management and oversight of all subcontractors and service providers for project design

g. Identifying a Financing Partner and assisting CST in securing "Development Financing" as appropriate for conducting the needed studies and permitting to develop the project.

h. Identifying the contractor for engineering, procurement and construction (EPC) and assist CST in contracting.

i. Providing management and oversight of all EPC activities.

IV. COMPENSATION

CST shall pay SRC a "Project Development Fee" as defined in Exhibit A for each Project.

V. NON-EXCLUSIVITY AND TAIL

Nothing in this Agreement shall be construed to limit the ability of either Party or its respective affiliates to pursue, investigate, analyze, invest in, or engage in any other business relationship with persons other than the other Party, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the other Party. CST will be protected for future potential revenues, fees or other for K12 and other customers introduced to SRC either directly by CST or by CST affiliates or successors in interest for a period of 24 months from introduction of said opportunities to SRC as a result of substantive efforts including in person meetings, audio conference calls, video conference calls, or bilateral electronic or written communications. This protected list will be listed in a separate exhibit and updated quarterly.

SRC shall provide CST with a list of potential customers introduced by other SRC partners and, to the extent that such potential customers have been identified and contacted prior to being introduced by CST, they will be excluded from the protected list.

VI. RELATIONSHIP OF THE PARTIES.

SRC will be operating as an independent contractor, and nothing in this Agreement shall be construed to create any association, partnership, joint venture, employee, or agency relationship between CST and SRC for any purpose.

VII. NON-CIRCUMVENTION.

SRC acknowledges that CST's business relationships are proprietary and essential to its competitive advantage in the marketplace and that as a material condition to entering into this Agreement. During the Term of this Agreement, SRC shall not accept nor enter into any transaction with any organization that either intentionally or unintentionally would directly or indirectly circumvent the payment, in full or in part, or any amounts that would be due to CST from the SDs.

VIII. INDEMNIFICATION.

To the extent not otherwise covered by insurance and to the extent not prohibited by law, each Party shall indemnify and hold harmless the other Party and its affiliates, its officers, directors, members, equity holders, employees and from and against all losses, claims, demands, damages, costs, expenses of any nature (including, but not limited to, reasonable attorneys' fees and disbursements) or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative, arbitral or investigative (collectively, "**Losses**") resulting from or arising out of the such Party's performance of its obligations hereunder; provided, however, that each Party shall not have the right to be so indemnified for Losses arising out of or relating to the gross negligence or willful misconduct of the such Party, its officers, directors, members, equity holders, employees or its affiliates, or a breach of its obligations under this Agreement or any violation of securities laws. Any party seeking indemnification must notify the other party within thirty days of becoming aware of the circumstances leading to a claim for indemnification, and if no such notice is given, they waive their claim for indemnification. The terms of this Section shall survive the termination of this Agreement.

IX. GOVERNING LAW AND DISPUTE RESOLUTION.

This Agreement and all matters arising out of relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Pennsylvania, without regard to the conflict of law's provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Pennsylvania. CST and

SRC agree that any and all disputes concerning this Agreement shall be resolved through final, binding and confidential arbitration in the State of Pennsylvania

X. TERM OF THE AGREEMENT

The term of this Agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect for three years. The Term may be modified or extended with the mutual written consent of the Parties.

XI. SUCCESSORS AND ASSIGNS

The Parties shall not assign this Agreement without written agreement between the Parties. In the event that substantially all of the assets of SRC are transferred to another party or parties either directly through a sale of assets or indirectly by way of a merger, interest exchange, plan of division or otherwise, the transferee party or parties must agree to be bound by this Agreement as though such party had been an original Party.

XII. NOTICES

Any notice, approval, or other communication to be given under this Agreement by any Party to the other Party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by prepaid overnight express delivery service or same-day local courier service, or (d) delivered by electronic transmission, in any case to the address or number set forth below or at such other address or number as may have previously been designated by a Party for it by notice to the other Party in accordance with this section. Notices delivered personally, by overnight express delivery service, or by local courier service shall be deemed given as of actual receipt.

If to CST:

Contact: Mary Kirk
Address: 831 W North Ave.
City, State, Zip: Pittsburgh, PA 15233
Email: mary.kirk@eicteam.com

If to SRC:

Contact: Dilip Limaye
Address: 209 Excalibur Drive
City, State, Zip: Newton Square, PA 19073
Email: dlimaye@srcglobal.com

XIII. ENTIRE AGREEMENT

This Agreement represents the entire understanding between the Parties and amendments may only be made in writing by mutual consent of the Parties. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Pennsylvania. The Parties agree to submit their respective jurisdiction and venue to the state and federal courts sitting in the State of Pennsylvania to resolve any disputes or disagreements that may arise under any provision of this Agreement.

AGREEMENT ACCEPTED AND AGREED BY:

CST:

Name: Vikram Grover

Title: CEO FOMO WORLDWIDE, INC., owner of Energy Intelligence Center LLC

Signature: ______________________

Date: 06-15-2023

AGREEMENT ACCEPTED AND AGREED BY:

SRC:

Name: Dilip Limaye

Title: President

Signature:

Date: 06-15-2023

EXHIBIT A

FEE AGREEMENT BETWEEN CST AND SRC

(This Exhibit will be prepared for each Project)

Project Title:

Location:

Project Type: **PPA or Project Development Agreement**

Revenues to CST: **PPA Fees, Project Dev Fees or Project Sale**

Project Dev Fee to SRC:

- If CST owns and operates the Project with a PPA – 10 cents per Watt (75% at NTP and 25%at COD
- If CST gets a Project Development Fee – 75% of the Fee
- If Project is sold at NTP – 5 cents/Watt
- If Project is sold at COD **-** 5 cents/Watt + 5 cents/Watt at COD